UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2025

SKILLZ INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39243	84-4478274
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6625 Badura Avenue
Las Vegas, Nevada 89118
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (415) 762-0511

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SKLZ	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.
On December 29, 2025, the stockholders of Skillz Inc. (“Skillz” or the “Company”) held the 2025 Annual Meeting of Stockholders (the “Annual Meeting”). Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders at the Annual Meeting.

Election of Directors	Shares Voted For	Shares Voted Against		Abstentions	Broker Non-Votes
Andrew Paradise	69,440,096	983,524		4,031	—
Anthony Cabot	69,566,854	856,282		4,515	—
Casey Chafkin	69,333,019	1,090,044		4,588	—
Henry Hoffman	69,555,057	868,077		4,517	—
Alexander Mandel	69,334,307	1,088,821		4,523	—
Kent Wakeford	70,279,798	143,255		4,598	—
Gary Vecchiarelli	70,291,701	131,429	131,429	4,521	—

Ratification of retention of independent registered accounting firm, Deloitte & Touche LLP, for the year ending December 31, 2025	70,313,859	111,987		1,805	—

Advisory vote on the Company’s executive compensation	69,968,814	432,733		26,104	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SKILLZ INC. (registrant)

Date: December 30, 2025	By:	/s/ Todd A. Valli
	Name:	Todd A. Valli
	Title:	Chief Accounting Officer